PLEDGE AGREEMENT
                          AIRGATE SERVICE COMPANY, INC.


               This PLEDGE AGREEMENT, dated as of October 25, 2004 (this "Agreement"), is made by AIRGATE PCS, INC., a Delaware corporation (the "Pledgor"), in favor of THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association (in such capacity, "Collateral Agent" and the "Pledgee").

                              W I T N E S S E T H :

               WHEREAS, the Pledgor is the sole owner of all of the issued and outstanding capital stock of AirGate Service Company, Inc., a Delaware corporation ("Company");

               WHEREAS, the Pledgor is issuing $175,000,000 aggregate principal amount of its First Priority Senior Secured Floating Rate Notes due 2011 (together with any additional First Priority Senior Secured Floating Rate Notes due 2011 of the Pledgor issued pursuant to the Indenture (as defined below) including, without limitation, in exchange for outstanding notes, the "Notes") and each of the Pledgor's restricted subsidiaries (the "Guarantors" and together with the Pledgor, the "Issuers") have guaranteed the Notes, in each case pursuant to an indenture (the "Indenture") dated as of October 25, 2004 among the Issuers and The Bank of New York Trust Company, N.A., as trustee on behalf of the holders of the Notes (the "Noteholders"); and

               WHEREAS, to secure the due and prompt payment and performance by the Pledgor of the Obligations under the Indenture, the Noteholders required the Pledgor to execute and deliver a pledge agreement (the "Agreement") to the Pledgee and to pledge the security therein referred to;

               NOW, THEREFORE, the parties hereby agree as follows:

               1. Definitions; Interpretation.

               (a) Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Indenture shall have the same meaning herein as in the Indenture, and the following terms shall have the following meanings:

               "Acknowledgement of Pledge" shall mean the Acknowledgement of Pledge substantially in the form of Exhibit A hereto.

               "Agreement" shall have the meaning ascribed thereto in the preamble hereto.

               "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or a limited liability company and any and all warrants or options to purchase any of the foregoing.

               "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company, as the same may be amended, supplemented or otherwise modified from time to time.

               "Collateral Agent" shall have the meaning ascribed thereto in the preamble hereto.

               "Company" shall have the meaning ascribed in the recitals hereto.

               "Company By-Laws" shall mean any By-Laws of the Company, as the same may be amended, supplemented or otherwise modified from time to time.

               "Guarantors" shall have the meaning ascribed thereto in the recitals hereto.

               "Indenture" shall have the meaning ascribed thereto in the recitals hereto.

               "Intercreditor Agreement" means the Intercreditor Agreement, dated as of October 25, 2004, among the Pledgor, the Guarantors, The Bank of New York Trust Company, N.A., in its capacity as trustee for Pledgor's existing 9?% Senior Subordinated Notes due 2009 and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

               "Issuers" shall have the meaning ascribed thereto in the recitals hereto.

               "Notes" shall have the meaning ascribed thereto in the recitals hereto.

               "Obligations" means the Obligations (as defined in the Indenture) of the Issuers with respect to the Notes, the Indenture and the Security Documents and shall include, without limitation, the unpaid principal of and interest owing under the Notes and all other obligations and liabilities of the Company or any Guarantor thereunder and under the Indenture and the Security Documents (including, without limitation, interest accrued at the then applicable rate provided in the Notes after the filing of a petition in bankruptcy or the commencement of any Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture and the Security Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, including, without limitation, all fees and disbursements of counsel to the Collateral Agent and fees, expenses and indemnities of the Collateral Agent that are required to be paid pursuant to the terms of the Indenture or any other Security Document. To the extent any payment with respect to the Obligations (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

               "Person" means any natural person, individual, corporation, limited liability company, limited liability partnership, trust, business trust, joint venture, association, company, sole proprietorship, unincorporated association, joint stock corporation, partnership, Governmental Authority or other entity.

               "Pledged Collateral" has the meaning ascribed thereto in Section 2 hereof.

               "Pledged Stock" has the meaning ascribed thereto in Section 2 hereof.

               "Pledgee" shall have the meaning ascribed thereto in the preamble hereto.

               "Pledgor" shall have the meaning ascribed thereto in the preamble hereto.

               "Proceeding" shall mean any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company or any of the Guarantors and any other voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of the Company or any of the Guarantors.

               "Securities Act" shall mean the Securities Act of 1933, as amended.

               "Security Interest" has the meaning ascribed thereto in Section 2 hereof.

               "Subordinated Pledge Agreement" shall mean the pledge agreement, dated as of February 20, 2004, between Pledgor and The Bank of New York, as amended, supplemented or otherwise modified from time to time.

               "Termination Date" shall mean the date on which all of the Obligations have been paid in full and the Indenture shall have been discharged.

               "Trustee" means The Bank of New York Trust Company, N.A., as trustee under the Indenture, and any successor thereto.

               "UCC" means the Uniform Commercial Code in effect in any applicable jurisdiction.

               (b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.

               (c) Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Pledgor notifies the Pledgee that the Pledgor requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Pledgee requests of the Pledgor an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

               2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Pledgor, the Pledgor hereby delivers, pledges, sets over, transfers, assigns and hypothecates and grants a general first priority continuing security interest (the "Security Interest") and lien in favor of the Pledgee in all right, title and interest of the Pledgor, whether now owned or hereafter acquired, in the equity interests of the Company (collectively referred to as the "Pledged Collateral"), including:

               (a) all of the Capital Stock of the Company now owned or hereafter owned by the Pledgor, including, without limitation, the Capital Stock described in Annex 1 hereto (the "Pledged Stock");

               (b) all shares of Capital Stock of the Company which the Pledgor receives by reason of any stock split, bonus, dividend, distribution or other form of issue, with respect to or arising from the Pledged Stock;

               (c) all warrants, options or rights to acquire, or securities convertible into, any interest in or Capital Stock of the Company, now existing or hereafter issued to or acquired by the Pledgor;

               (d) all dividends or distributions of cash or other property declared, paid or payable with respect to the Pledged Stock or other interest described above;

               (e) all increases and profits of the foregoing and all proceeds, replacements and substitutions thereof; and

               (f) all proceeds of the foregoing including, without limitation, all securities or other property acquired with any proceeds.

               The Pledgor shall have delivered to the Pledgee all certificates representing the Pledged Stock and undated stock powers in form and substance satisfactory to the Pledgee duly endorsed in blank or other instruments of transfer with respect to such certificates. The Pledgor will hold in trust for the Pledgee and forthwith cause to be delivered to the Pledgee or its desig-nated agent any certificates, documents or other instruments representing the Pledged Collateral hereafter coming into existence.

               3. Representations and Warranties of the Pledgor. The Pledgor represents and warrants that, except as otherwise disclosed by the Pledgor to the Pledgee:

               (a) Title; Liens. All of the Pledged Stock is fully paid, non-assessable, validly issued and validly owned by the Pledgor. Except for the Security Interest and the lien created pursuant to the Subordinated Pledge Agreement, the Pledgor owns each item of the Pledged Collateral free and clear of any and all liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except for the Security Interest;

               (b) Perfected First Priority Security Interest. The Security Interest and lien constitute and will continue to constitute a valid, perfected first priority security interest in such Pledged Collateral in favor of the Pledgee, enforceable as such against all creditors of and purchasers from the Pledgor;

               (c) Power and Authority. The Pledgor has full power and authority to pledge any or all of its rights and interests in the Pledged Collateral, and the Pledgor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement constitutes the valid and legally binding obligation of the Pledgor, enforceable in accordance with its terms and conditions (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting enforcement of creditors' rights and remedies generally and except for the enforceability of provisions providing for injunctive relief, specific performance or other equitable remedies, regardless of whether such enforcement is sought in a proceeding in equity or at law);

               (d) No Conflict. The execution and delivery by the Pledgor of, and performance by the Pledgor of its obligations under, this Agreement do not and will not result in any violation of or conflict with the terms of:

               (i) any requirement of law applicable to the Company or the Pledgor;

               (ii) the Certificate of Incorporation or the Company By-Laws; or

               (iii) any other material agreement, indenture, instrument or license applicable to or binding upon the Company or the Pledgor and not covered by clauses (i) and (ii) above;

               (e) Pledged Stock. The Pledged Stock constitutes and at all times will constitute all of the issued and outstanding capital stock of the Company and the Pledged Collateral will at all times constitute all of the equity and ownership interests of the Company;

               (f) Options, Etc. There is no option, warrant, call or other right or commitment of any character giving any Person the right to purchase any or all of the Pledged Stock or other Pledged Collateral from the Pledgor or the Company;

               (g) Stock Powers. The instruments of transfer delivered with the Pledged Collateral are duly executed;

               (h) Voting Rights. There are no restrictions on the voting rights associated with the Pledged Collateral or upon the transfer of any of the Pledged Collateral (other than the restrictions contained in this Agreement) that have not been waived by the party having the right to enforce such restrictions; and

               (i) No Consent. Except for the Acknowledgement of Pledge executed and delivered by the Company to, and in form and substance satisfactory to, the Pledgee, no other consent or acknowledgement of any other Person in any form whatsoever and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other third party is or will be required either (i) for the grant by the Pledgor of the Security Interest or the first priority lien or pledge granted hereby or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the pledge and the Security Interest and the first priority lien created hereby (including the first priority nature of such pledge and security interest) or (iii) for the exercise by the Pledgee of its rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally), other than consents, authorizations, approvals and other actions which have already been obtained (copies of which have been delivered to Pledgee).

               4. Covenants of the Pledgor. The Pledgor covenants and agrees with the Pledgee that, from and after the date hereof, the Pledgor:

               (a) Adverse Claims. Shall warrant and defend the Pledged Collateral against the claims and demands of all other parties and keep the Pledged Collateral free from all security interests or other encumbrances, except as otherwise permitted under this Agreement;

               (b) Assignment. Shall not sell, transfer, assign, deliver, convey or otherwise dispose of any Pledged Collateral or any interest therein or right thereunder or grant to any Person any option, warrant or other right to acquire any of the Pledged Collateral or any interest therein or right thereunder, except as otherwise permitted hereunder or under the Indenture;

               (c) Pledge. Shall not pledge, hypothecate, grant a security interest or lien in or otherwise encumber in any manner any of the Pledged Collateral except pursuant to the Subordinated Pledge Agreement;

               (d) Certificate of Incorporation; Company By-Laws. Shall not, except upon the Pledgee's request or with the Pledgee's prior written consent, cause, permit or consent to any amendment or modification to the Certificate of Incorporation or the Company By-Laws; provided however, that if such amendment does not materially lessen the rights granted to the Pledgee by this Agreement, only prior notice to the Pledgee shall be required;

               (e) Certificates, Etc. Shall not seek or take delivery of any additional certificate, instrument or other written document constituting or evidencing any Pledged Collateral unless the Pledgor immediately delivers such certificate, instrument or document to the Pledgee, duly endorsed as the Pledgee requests or accompanied by an appropriate instrument of transfer executed in blank; and

               (f) Taxes. Shall pay or reimburse the Pledgee for all taxes, assessments and other charges of every nature that may be imposed, levied or assessed on the Pledgee in respect of the Pledged Collateral other than taxes on net income or any tax in lieu thereof.

               (g) Additional Documents. Shall cause the Company to execute and deliver to the Pledgee the Acknowledgment of Pledge, substantially in the form of Exhibit A attached hereto, and shall cause the Company to execute and deliver to the Pledgee such financing statements, assignments, registrations and other documents requested by the Pledgee, and shall cause the Company to do such other things relating to the Pledged Collateral and the Pledgee's Security Interest and first priority lien as the Pledgee may request, and the Pledgor shall pay all costs of lien searches and filing of financing statements, assignments and other documents in all public offices reasonably requested by the Pledgee.

               5. Voting Rights. During the term of this Agreement, so long as there shall not occur and be continuing any Event of Default, the Pledgor shall have the right to vote the Pledged Collateral on all matters for all purposes not inconsistent with the terms of this Agreement or the Indenture. Upon the occurrence of an Event of Default so long as such Event of Default shall be continuing, the Pledgee shall thereafter have, at its discretion, the option to exercise all voting powers and other rights pertaining to the Pledged Collateral. The Pledgee may, upon or at any time after the occurrence of an Event of Default so long as such Event of Default shall be continuing, at its option, transfer or register the Pledged Collateral or any part thereof into its own or its nominee's name.

               6. Distributions and Other Income from Pledged Collateral.

               (a) Any and all:

               (i) Cash distributions paid in respect of the Pledged Collateral;

               (ii) Distributions paid or payable other than in cash in respect of the Pledged Collateral; and

               (iii) Instruments, Capital Stock, securities and other property received, receivable or otherwise distributed in respect of, upon the subdivision or combination of, or in exchange for, any Pledged Collateral, shall constitute Pledged Collateral, and shall forthwith be paid or delivered directly to the Pledgee to hold as Pledged Collateral; provided, however, that if no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain any and all cash distributions (including any interest paid) made in respect of the Pledged Collateral to the extent such payments are not prohibited by the Indenture.

               (b) Any and all distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution, and any and all cash paid, payable or otherwise distributed in respect to redemption of, or in exchange for, any Pledged Collateral, shall be paid or delivered directly to the Pledgee, which, at the Pledgee's sole election, shall be held as Pledged Collateral or applied to the Obligations in the order and manner specified in the Indenture.

               (c) If, notwithstanding the foregoing, the Pledgor receives any distribution or other property that should have been paid or delivered directly to the Pledgee as provided in this Section 6, or that was paid to the Pledgor in violation of Section 6 hereof, the Pledgor shall:

               (i) Receive such distribution or property, as the case may be, in trust for the benefit of the Pledgee;

               (ii) Segregate such distribution or property from the other property or funds of the Pledgor; and

               (iii) Deliver such distribution or property immediately to the Pledgee in the form received (with any necessary endorsement).

               7. Remedies.

               (a) Generally. During the existence of an Event of Default, the Pledgee shall have, and may exercise with respect to the Pledged Collateral, in such order and manner as it determines, all rights and remedies of a secured party under the Uniform Commercial Code and under any other applicable law, as well as those rights granted herein and in any other agreement now or hereafter in effect between the Pledgor and the Pledgee. Without limiting the generality of the foregoing, during the existence of an Event of Default, the Pledgee may sell or otherwise dispose of all or any part of the Pledged Collateral upon prior notice to the Pledgor, by public or private sale, in one or more transactions, and in such order as the Pledgee determines. Proceeds realized from such sales and dispositions shall be applied as provided in the Intercreditor Agreement.

               (b) Private Sales. The Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain provisions contained in the Securities Act and the securities laws of various states, and may be compelled to resort to one or more private sales to a restricted group of purchasers that will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Pledgor understands that private sales so made may be at prices and other terms less favorable than if the Pledged Collateral were sold at public sales, and agrees that the Pledgee has no obligation to delay the sale of the Pledged Collateral for the period of time necessary to permit the Pledgee to register the Pledged Collateral for sale under the Securities Act or such state laws. The Pledgor agrees that private sales under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

               (c) Notice of Sale. Without in any way requiring notice to be given in the following time and manner, the Pledgor agrees that any notice by the Pledgee of a sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Pledgor if such notice is: (i) Mailed by registered or certified mail, return receipt requested, postage prepaid;

               (ii) Delivered personally against receipt;

               (iii) Sent by a recognized overnight delivery service; or

               (iv) Sent via telecopy, telex or cable,

in each case at least ten days prior to such action, to the Pledgor's address specified in Section 10(f) hereof.

               (d) Right to Purchase the Pledged Collateral. The Pledgee shall have the right upon any such public sale and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released.

               (e) Costs. All costs and expenses incurred by the Pledgee in enforcing this Agreement, in realizing upon or protecting any Pledged Collateral and in enforcing and collecting any Obligations or any guaranty thereof (including, if the Pledgee retains counsel for advice, suit, appeal, insolvency or other proceedings under the federal Bankruptcy Code or otherwise, or for any of the above purposes, the actual attorneys' and paralegals' fees incurred by the Pledgee), shall constitute part of the Obligations, and all such costs and expenses are secured by the Pledged Collateral, as well as by all other property serving as security for the Obligations.

               (f) Transfer of Pledged Collateral. During the existence of an Event of Default, the Pledgee is authorized to transfer the Pledged Collateral or any part thereof into its own name or that of its nominee on the books of the Company so that the Pledgee or its nominee may appear of record as the sole owner thereof.

               (g) No Limitation on the Pledgee's Rights. The rights of the Pledgee hereunder shall not be conditioned or contingent upon the pursuit by the Pledgee of any right or remedy against the Pledgor or against any other Person that may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto.

               (h) Duties of the Pledgor. During the existence of any Event of Default, the Pledgor shall:

               (i) Use its best efforts to assist and cooperate in obtaining all approvals that are then required by applicable law or contract for or in connection with any transaction contemplated by the UCC;

               (ii) Consent to (and not challenge) the transfer of control or assignment of the Pledged Collateral to a receiver, trustee, transferee or similar official or to any purchaser of any of the Pledged Collateral pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Pledgee as permitted herein and by applicable law;

               (iii) Assist and cooperate (and use its best efforts to cause others to assist and cooperate) with the Pledgee to ensure that the Company continues:

               (A) To operate in the normal course of business;

               (B) To fulfill all of its legal, regulatory and contractual obligations; and

               (C) To otherwise be properly and professionally managed;

        such assistance and cooperation may include the employment of one or more qualified and independent consultants and/or professional managers acceptable to the Pledgee to assist in the interim operations of the Company, all of which the Pledgor agrees not to challenge;

               (iv) At the request of the Pledgee, cooperate in effecting the transfer of any and all of the Pledged Collateral to a transferee acceptable to the Pledgee; and

               (v) Not accept (or permit the Company to accept) any offer to buy all or any part of the Pledged Collateral or the Company operations pursuant to this Section 7 without the Pledgee's prior written consent.

               8. Further Assurances; Waivers; Etc.

               (a) Further Assurances. At any time and from time to time, upon the written request of the Pledgee, and at the sole expense of the Pledgor (including all costs for lien searches and filing fees of every kind), the Pledgor shall promptly and duly execute and deliver such further instruments and documents and take such further actions as the Pledgee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, but not limited to, the filing of any financing statements, assignments, continuations or other documents under the UCC in effect in any jurisdiction with respect to the liens created hereby. The Pledgor hereby authorizes the Pledgee to file any such financing or continuation statement without the signature of the Pledgor to the extent permitted by applicable law. If any amount payable in connection with any of the Pledged Collateral shall be or become evidenced by any instrument, such instrument shall be promptly delivered to the Pledgee, duly endorsed in a manner reasonably satisfactory to the Pledgee, to be held as Pledged Collateral pursuant to this Agreement.

               (b) Authorizations. The Pledgor authorizes the Pledgee, without notice or demand and without affecting any Obligation hereunder in accordance with the terms of the Indenture, from time to time:

               (i) To renew, extend, increase, accelerate or otherwise change the time of payment or the terms of, or the interest on, the Obligations or any part thereof;

               (ii) To take from any Person and hold collateral (other than the Pledged Collateral) for the payment of the Obligations or any part thereof, and to exchange, enforce or release such collateral or any part thereof;

               (iii) To accept and hold any endorsement or guaranty of the Obligations or any part thereof and to release or substitute any such endorser or guarantor or any Person that has given any security interest in any other collateral as security for the payment of the Obligations or any part thereof or any other party in any way obligated to pay the Obligations or any part thereof; and

               (iv) To direct the order or manner of the disposition of the Pledged Collateral and any and all other collateral for any of the Obligations and the enforcement of any and all endorsements and guaranties relating to the Obligations or any part thereof as the Pledgee, in its sole discretion, may determine.

               (c) Attorney-in-Fact. The Pledgor hereby appoints the Pledgee as the Pledgor's attorney-in-fact (without requiring the Pledgee) and authorizes the Pledgee to act as the Pledgor's attorney-in-fact, from time to time, upon the occurrence of an Event of Default and during the continuance thereof:

               (i) To perform all acts that the Pledgee deems appropriate in accordance with this Agreement to perfect and continue its interests hereunder in the Pledged Collateral;

               (ii) To protect, preserve and realize upon the Pledged Collateral; and

               (iii) To execute such orders and receipts for payment of the Pledged Collateral in accordance with this Agreement as the Pledgee deems appropriate in its sole discretion.

The foregoing power of attorney is coupled with an interest and shall be irrevocable and is given to secure performance by the Pledgor of the Obligations. Subject to the terms of this Agreement, effective upon the occurrence of an Event of Default and during the continuance thereof, the Pledgee may demand, collect and sue on the Pledged Collateral (in either its or the Pledgor's name, at the Pledgee's sole option), and enforce, compromise, settle or discharge the Pledged Collateral, without discharging the Obligations or any part thereof and whether or not any such action results in the imposition of any penalty. The Pledgor authorizes and directs the Company to make any payments in respect of the Pledged Collateral as the Pledgee may direct, effective upon the occurrence of an Event of Default and during the continuance thereof, and hereby releases the Company from any liability to the Pledgor for making such payments.

               (d) Performance by the Pledgee. Upon the Pledgor's failure to perform any of its duties hereunder, the Pledgee may, but shall not be obligated to, perform any or all such duties, and the cost thereof shall constitute Obligations and be secured by the Pledged Collateral.

               (e) Care of the Pledged Collateral. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to the care that the Pledgee accords its own property, it being understood that the Pledgee shall not have responsibility for:

               (i) Ascertaining or taking action with respect to any matter relative to any Pledged Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters; or

               (ii) Taking any step to preserve rights against any Person with respect to any of the Pledged Collateral.

The Pledgor shall have the sole responsibility for taking any and all steps to preserve rights against any and all Persons to any of the Pledged Collateral, whether or not in the Pledgee's possession. The Pledgee shall not be responsible for loss or damage resulting from the Pledgee's failure to enforce or collect any of the Pledged Collateral or to collect any moneys due or to become due thereunder. The Pledgor shall be responsible for filing or re-filing any financing or continuation statement in order to maintain the Security Interest as a fully perfected and first security interest in the Pledged Collateral.

               (f) Waivers. The Pledgor waives notice of any action taken by the Pledgee, other than those actions taken by the Pledgee for which notice is required under this Agreement.

               (g) Reinstatement. If after receipt of any payment of, or proceeds of, any of the Pledged Collateral applied to the payment of any of the Obligations, the Pledgee is required to surrender or return such payment or proceeds to any Person for any reason, then any such obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by the Pledgee. This Section 8(g) shall:

               (i) Remain effective notwithstanding any contrary action that may be taken by the Pledgee in reliance upon such payment or proceeds; and

               (ii) Survive the termination or revocation of this Agreement.

               (h) Consequential Damages. To the extent permitted by applicable law, the Pledgor shall not assert, and hereby waives, any claim against the Pledgee, or any Affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages other than damages waived hereunder) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Indenture, the Notes or the use of proceeds thereof

               9. Termination. When all of the Obligations shall have been paid in full and the Indenture has been discharged, this Agreement shall terminate, and the Pledgee shall forthwith assign, transfer and deliver to the Pledgor, against its receipt, the Pledged Collateral then held by the Pledgee hereunder and release the lien of the Pledgee hereunder and release the Pledgor from its obligations hereunder.

               10. Miscellaneous.

               (a) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or make unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with valid provisions the economic effect of which is as close as possible to that of the invalid, illegal or unenforceable provision.

               (b) Amendments, Waivers, Etc. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Pledgee; provided that any provision of this Agreement may be waived by the Pledgee in writing.

               (c) No Waiver. The Pledgee shall not by any act (except by a written instrument pursuant to Section 10(b) hereof), delay, indulgence, omission or otherwise (including any failure to exercise any right, remedy or option under this Agreement) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver by the Pledgee shall affect its right to require strict performance of this Agreement. A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Pledgee would otherwise have on any future occasion.

               (d) Cumulative Remedies. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any right or remedy provided by law.

               (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Indenture, except that the Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Pledgee (and any attempted assignment or transfer by the Pledgor without such consent shall be null and void).

               (f) Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications hereunder shall be duly given or made. If sent in writing and shall be deemed to have been duly given or made:

               (i) If sent by fax, upon the transmittal thereof;

               (ii) If sent by nationally recognized overnight courier, on the following Business Day; and

               (iii) If sent by first-class mail, on the fifth Business Day following the deposit thereof in the mail, postage prepaid,

in each case addressed to the Person to which such notice is requested or permitted to be given or made hereunder at the following address (or such other address as may hereafter be designated, in writing, by the relevant Person in accordance with this Section 10(f)):

               (A) If to the Pledgee:

                      The Bank of New York Trust Company, N.A.
                      100 Ashford Center North, Suite 520
                      Atlanta, Georgia  30338
                      Attention:  Barbara Royal
                      Telecopy:  770-698-5195

                      If to the Pledgor:

                      AirGate PCS, Inc.
                      Harris Tower, Suite 1700
                      233 Peachtree Street, N.E.
                      Atlanta, Georgia  30303
                      Telephone No.:  (404) 832-6170
                      Telecopier No.:  (404) 832-2237
                      Attention:  Secretary

               (g) Integration. This Agreement represents the agreement of the Pledgor with respect to the subject matter hereof, and there is no promise, undertaking, representation or warranty by the Pledgee relative to the subject matter hereof not expressly set forth or referred to herein.

               (h) Governing Law. This Agreement shall for all purposes be governed by, and construed and interpreted in accordance with, the laws of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

               (i) Submission To Jurisdiction; Waivers. The Pledgor hereby irrevocably and unconditionally:

               (i) Submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

               (ii) Consents that any such action or proceeding may be brought in any such court and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address set forth in Section 10(f) hereof or at such other address of which the Pledgee shall have been notified pursuant thereto; and

               (iv) Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

               (j) Waiver of Jury Trial. The Pledgor and, by its acceptance hereof, the Pledgee, hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to the Company By-laws or any counterclaim arising therefrom.

               (k) Acknowledgements. The Pledgor hereby acknowledges that:

               (i) It has been advised by counsel in the negotiation, execution and delivery of this Agreement;

               (ii) The Pledgee has no fiduciary relationship to the Pledgor;
        and

               (iii) No joint venture exists between the Pledgor and the Pledgee.

               (l) Security Documents: This Agreement shall be a Security Document (as defined in the Indenture).

                        [Signatures follow on next page.]

               IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                    AIRGATE PCS, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Collateral Agent for the Noteholders


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                                                         ANNEX 1
                                                                         -------
                              DESCRIPTION OF SHARES
                              ---------------------

                 1000 Shares of Common Stock of AirGate Service Company, Inc.

                                                                       EXHIBIT A
                                                                       ---------
                          AIRGATE SERVICE COMPANY INC.
                            Harris Tower, Suite 1700
                           233 Peachtree Street, N.E.
                             Atlanta, Georgia 30303


                                 ACKNOWLEDGEMENT
                                 ---------------

                               __________ __, 2004


The Bank of New York Trust Company, N.A.
100 Ashford Center North, Suite 520
Atlanta, Georgia  30338
Attention:  Barbara Royal
Telecopy:  770-698-5195

                              Re: Pledge of Shares


Ladies and Gentlemen:

               Reference is made to the Pledge Agreement, dated as of October 25, 2004 (the "Pledge Agreement"), between AirGate PCS, Inc. (the "Pledgor") and The Bank of New York Trust Company, N.A., a national banking association, as collateral agent (the "Pledgee") on behalf of the Noteholders (as defined in the Pledge Agreement). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Pledge Agreement.

               We are aware that the Pledgor has pledged to the Pledgee, for the benefit of and on behalf of the Noteholders, and granted the Pledgee, for the benefit of and on behalf of the Noteholders, a first priority security interest in the Pledgor's shares in AirGate Service Company, Inc. (the "Company") and in certain other property described therein constituting the Pledged Collateral. In connection therewith, we hereby acknowledge and agree, for the benefit of the Pledgee and the Pledgor, as follows:

               1. We hereby acknowledge that the Pledgor has pledged to the Pledgee and granted to the Pledgee a first priority security interest in the Pledged Collateral.

               2. Until the Pledgee notifies us in writing to the contrary, we shall:

               (a) Pay directly to the Pledgee when due and payable:

               (i) If there is an Event of Default, all cash distributions paid in respect of the Pledged Collateral;

               (ii) If there is an Event of Default, all distributions paid or payable other than in cash in respect of the Pledged Collateral; and

               (iii) All instruments, Capital Stock, securities and other property received, receivable or otherwise distributed in respect of, upon the subdivision or combination of, or in exchange for, any Pledged Collateral; and

               (b) Deliver directly to the Pledgee any certificate, instrument or other tangible evidence of any Pledged Collateral, including, without limitation, any additional securities or Capital Stock or any warrant, right or option to acquire, or any security convertible into, any of the Company's Capital Stock, to the extent at any time issued or assumable to the Pledgor.

               3. Upon the written instruction of the Pledgee at any time, we shall register the Pledged Collateral, or any part thereof, in the name of the Pledgee or any of its designees, successors, endorsees, transferees or assigns and promptly undertake and complete to the satisfaction of the Pledgee all actions, and execute and deliver all documents in form and substance satisfactory to the Pledgee requested in writing by the Pledgee at any time and from time to time for the purposes of further perfecting or enhancing the Pledgee's security interest in the Pledged Collateral or enforcing the Pledgee's rights, powers, privileges and benefits under the Pledge Agreement and applicable laws, and shall accord to the Pledgee or such designee, successor, endorsee, transferee or assign all of the rights, powers, privileges and benefits of ownership of such Pledged Collateral.

               4. We shall not, without the Pledgee's prior written consent, give effect to any transfer of the Pledged Collateral or any pledge thereof, security interest therein or other encumbrance thereon.

               5. We shall send to the Pledgee a copy of each notice, report, or other communication that we receive from, send or are required to send to the Pledgor in connection with any of the Pledged Collateral, at the same time that we receive from, send or are required to send to the Pledgor any such notice, report, or other communication.

               6. We agree that none of the terms of this letter may be modified in any respect without the prior written consent of the Pledgee, and we further agree that such terms shall continue in full force and effect until the Pledgee otherwise notifies us in writing.

               7. We agree to promptly undertake and complete to the satisfaction of the Pledgee all actions, and execute and deliver all documents in form and substance satisfactory to the Pledgee, requested in writing by the Pledgee at any time and from time to time for the purposes of perfecting or enforcing the Pledgee's security interest in the Pledged Shares and the other Pledged Collateral and enforcing or exercising the rights, powers, benefits and privileges of the Pledgee under the Pledge Agreement, this letter and all applicable laws.

               8. We appoint the Pledgee as the Company's attorney-in-fact, and authorize the Pledgee to, at any time and from time to time undertake and complete on the Company's behalf to the satisfaction of the Pledgee any action and to execute on the Company's behalf any document required by the Pledgee for the purposes of perfecting or enforcing the Pledgee's security interest in the Pledged Shares and the other Pledged Collateral and enforcing or exercising its rights, powers, benefits and privileges under the Pledge Agreement for the benefit of and on behalf of the Noteholders, this letter and all applicable laws.

               9. The Pledgor and the Company hereby agree that the Company shall comply with the terms of this letter without any obligation to inquire into the propriety or validity of any action taken or omitted by the Pledgee and without any liability to the Pledgor whatsoever for any action or inaction hereunder on our part.

               10. This letter shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York. This letter may be signed in counterparts, each of which shall be an original and all of which together constitute one agreement.

                                    Very truly yours,

                                    AIRGATE SERVICE COMPANY, INC.


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

Accepted and Agreed:

AIRGATE PCS, INC., as the Pledgor


By:
   --------------------------------------
    Name:
    Title: